Exhibit No. 32.1

Signet International Holdings, Inc.
File No. 000-51185
Form 10-K
For the year ended December 31, 2014

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Signet International Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ernest W. Letiziano, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2015	By: /s/ Ernest W. Letiziano
Ernest W. Letiziano
Chief Executive and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Signet International Holdings, Inc. and will be retained by Signet International Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.